Exhibit 4.2
3.250% NOTES DUE 2032
MSD NETHERLANDS CAPITAL B.V.
Officers’ Certificate
Pursuant to the resolutions (collectively, the “Resolutions”) of the board of directors of MSD Netherlands Capital B.V., (the “Company”) duly adopted and dated May 13, 2024, which authorized the Company to issue and sell its debt securities and empowered each director of the Company (the “Officer”) to approve the form and terms of such debt securities, Hans-Maarten van den Nouland, member of the board of directors of the Company, as Officer, hereby approves and establishes under the Indenture, dated as of May 30, 2024 (the “Indenture”), between the Company, Merck & Co., Inc., a New Jersey corporation (the “Parent Guarantor”) and U.S. Bank Trust National Association, as Trustee (the “Trustee”), a series of debt securities the terms of which are as follows:
1.The title of the debt securities of such series shall be 3.250% Notes due 2032 (the “2032 Notes”).
2.The aggregate principal amount of the 2032 Notes which may be authenticated and delivered under the Indenture is initially limited to €850 million, except for 2032 Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other 2032 Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2032 Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.
3.The Company shall have the right from time to time, without the consent of the Holders of the 2032 Notes, to create and issue additional notes with the same terms and conditions as the 2032 Notes except for the issue date, issue price and the first payment of interest thereon (“Additional Notes”), provided that if the Additional Notes are not fungible with the previously outstanding 2032 Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP, ISIN and Common Code. Additional Notes will be consolidated with and will form a single series with the previously outstanding 2032 Notes. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Officer or Officers.

No Additional Notes may be issued if an Event of Default has occurred or is continuing with respect to the 2032 Notes.
4.The 2032 Notes shall be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
5.The proceeds to the Company (after deducting the underwriting discounts and commissions but before deducting certain expenses payable by the Company in connection with the issuance of the 2032 Notes) shall be 99.336% of the aggregate principal amount of the 2032 Notes.
6.The maturity date on which the principal of each of the 2032 Notes is payable shall be May 30, 2032 (the “Stated Maturity”).
7.The 2032 Notes shall bear interest at the rate of 3.250% per annum from (and including) May 30, 2024. Interest shall be payable on each Interest Payment Date and at the Stated Maturity. Interest payments shall be in the amount of interest accrued to, but excluding, the relevant Interest Payment Date or the Stated Maturity, as applicable.
8.The Interest Payment Date for the 2032 Notes shall be May 30 of each year, commencing on May 30, 2025, and the Regular Record Date for the 2032 Notes shall be the May 15 preceding the next Interest Payment Date.
If any Interest Payment Date, the Stated Maturity or Redemption Date for the 2032 Notes is not a Business Day, the Company will make the payment for such Interest Payment Date, the Stated Maturity or Redemption Date on the next Business Day, but the Company will not be liable for any additional interest as a result of the delay in payment.
“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions are authorized or obligated by law or executive order to be closed in The City of New York, London or the Netherlands and, for any place of payment outside of The City of New York, London or the Netherlands, in such place of payment, and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.
9.With respect to the 2032 Notes, the Company will compute the amount of interest payable on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from (and including) the last date on which interest was paid on the 2032 Notes (or May 30, 2024, if no interest has been paid on the 2032 Notes) to (but excluding) the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
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10.The Paying Agent for the 2032 Notes will be Elavon Financial Services DAC. The Security Registrar will be U.S. Bank Trust National Association. Notwithstanding the foregoing, the Company may change the Paying Agent or Security Registrar, in accordance with the terms of the Indenture and this Officer’s Certificate.
11.The 2032 Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2032 Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date (assuming the 2032 Notes matured on the Par Call Date (as defined below)) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 15 basis points, plus any interest accrued but not paid to, but excluding, the Redemption Date.
On or after February 29, 2032 (three months prior to the Stated Maturity of the 2032 Notes (the “Par Call Date”)), the Company may redeem the 2032 Notes in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the 2032 Notes being redeemed, plus any interest accrued but not paid to, but excluding, the Redemption Date.
“Comparable Government Bond Rate” means, with respect to any Redemption Date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the 2032 Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the Redemption Date, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German federal government bond whose maturity is closest to the Stated Maturity of the 2032 Notes to be redeemed (assuming the 2032 Notes matured on the Par Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.
“Remaining Scheduled Payments” means, with respect to the 2032 Notes to be redeemed, the remaining scheduled payments of principal of and interest on the 2032 Notes that would be due after the related Redemption Date but for the redemption. If that Redemption Date is not an Interest Payment Date with respect to the 2032 Notes, the amount of the next succeeding scheduled interest payment on the 2032 Notes will be
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reduced by the amount of interest accrued on the 2032 Notes to the related Redemption Date.
Holders of 2032 Notes to be redeemed will receive notice thereof electronically or by first-class mail at least 10 and not more than 60 days before the Redemption Date. Subject to the following paragraph, once notice of redemption is delivered, the 2032 Notes called for redemption will become due and payable on the Redemption Date at the applicable Redemption Price, plus accrued and unpaid interest applicable to such 2032 Notes to, but excluding, the Redemption Date.
Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the date of redemption, or by the date of redemption as so delayed.
The principal amount of a 2032 Note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.
If fewer than all of the 2032 Notes are to be redeemed, the Trustee will select the particular 2032 Notes or portions thereof for redemption from the outstanding 2032 Notes not previously called, pro rata or by lot, or in such other manner as the Company shall direct.
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the 2032 Notes or portions thereof called for redemption.
The 2032 Notes are also subject to redemption if certain events occur involving United States and Dutch taxation, as described under section 18 hereof.
12.Payment of the principal of (and premium, if any) and interest on the 2032 Notes will be made in euros in immediately available funds upon surrender of such 2032 Notes at the office of the Paying Agent in London, UK. Payments of interest on any 2032 Notes (other than at the Stated Maturity of such 2032 Notes) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.
13.The provisions on defeasance and covenant defeasance in Article Thirteen of the Indenture shall apply to the 2032 Notes. However, for the 2032 Notes, any reference to “money” shall be replaced by “money (in euros)” and any reference to “U.S.
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Government Obligations” shall be replaced by “Federal Republic of Germany Obligations” in that Article Thirteen.
“Federal Republic of Germany obligations” means (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.
14.In addition to the Events of Default listed in Section 501 of the Indenture, for the 2032 Notes, there will be an Event of Default where the Company defaults in the payment of Additional Amounts on the 2032 Notes within 30 days after such payment is due.
15.All payments of interest and principal, including payments made upon any redemption of the 2032 Notes, will be payable in euros. If, on or after May 30, 2024, the euro is unavailable to the Company or the Parent Guarantor due to the imposition of exchange controls or other circumstances beyond the Company’s or the Parent Guarantor’s control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the 2032 Notes and the Guarantee (as defined below) will be made in U.S. dollars until the euro is again available to the Company or the Parent Guarantor, as applicable, or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euros, as determined by the Company or the Parent Guarantor, as applicable, in the Company’s or the Parent Guarantor’s sole discretion. Any payment in respect of the 2032 Notes or the Guarantee so made in U.S. dollars will not constitute an Event of Default under the 2032 Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for effecting such currency conversions.
16.The Depository for such Book-Entry Securities shall be a common depositary. The 2032 Notes shall be issued in the form of one or more Book-Entry Securities and registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V.
17.All payments of principal and interest in respect of the 2032 Notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or the Netherlands or any political subdivision or taxing authority of or in the United States or the Netherlands (collectively, “Taxes”), unless such withholding or deduction is required by law.
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In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Company will pay to the holder of any 2032 Note such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment received by the beneficial owner of the 2032 Note of principal of or interest or any other amount payable on the 2032 Notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such 2032 Note to be then due and payable before deduction or withholding for or on account of such Taxes.
However, the Company’s obligation to pay Additional Amounts shall not apply to:
(1)any Taxes which would not have been so imposed but for:
(a)the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States or the Netherlands, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or the Netherlands or being or having been engaged in a trade or business in the United States or the Netherlands or being or having been present in the United States or the Netherlands or having or having had a permanent establishment in the United States or the Netherlands;
(b)the failure of such holder or beneficial owner to comply with any certification, information or other reporting requirement, if compliance is required under United States or Dutch tax laws and regulations to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto); or
(c)such holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;
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(2)any Taxes imposed by reason of the holder or beneficial owner:
(a)owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock or the stock of the Parent Guarantor, as described in section 871(h)(3) of the Internal Revenue Code,
(b)being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code, or
(c)being a controlled foreign corporation with respect to the United States that is related to the Company or the Parent Guarantor by stock ownership;
(3)any Taxes which would not have been so imposed but for the presentation by the holder or beneficial owner of such 2032 Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the 2032 Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such 2032 Note on any date during such 30-day period;
(4)any estate, inheritance, gift, sales, excise, transfer, personal property, wealth or similar Taxes;
(5)any Taxes which are payable otherwise than by withholding from a payment on such 2032 Note;
(6)any Taxes which are payable by a holder that is not the beneficial owner of the 2032 Note, or a portion of the 2032 Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;
(7)any Taxes required to be withheld by any paying agent from any payment on any 2032 Note, if such payment can be made without such withholding by at least one other paying agent;
(8)any Taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions), any current or future Treasury regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Internal Revenue Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements or treaties (and any related legislation, rules, or official administrative practices) implementing the foregoing;
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(9)any U.S. federal backup withholding Taxes imposed pursuant to Section 3406 of the Internal Revenue Code;
(10)any Taxes imposed under or in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) as amended from time to time; or
(11)any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).
For purposes of this section, the acquisition, ownership, disposition, enforcement, or holding of or the receipt of any payment with respect to a 2032 Note will not constitute a connection (i) between the holder or beneficial owner and the United States or the Netherlands or (ii) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States or the Netherlands.
Any reference in the 2032 Notes or Indenture to principal or interest or other payment on the 2032 Notes shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.
The Company will pay all stamp and other duties, if any, which may be imposed by the United States or the Netherlands, or any political subdivision thereof or taxing authority therein with respect to the issuance of the 2032 Notes pursuant to this offering.
Except as specifically provided in the 2032 Notes, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in the United States or the Netherlands.
18.The 2032 Notes may be redeemed at the Company’s option, in whole but not in part, at a Redemption Price equal to 100% of the principal amount of the 2032 Notes to be redeemed, together with interest accrued and unpaid to, but excluding, the Redemption Date, at any time, on giving not less than 10 nor more than 60 days’ notice, if
(1)the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or the Netherlands or any political subdivision or any taxing authority of or in the United States or the Netherlands affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after May 16, 2024, or
(2)any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or the Netherlands or any political subdivision or taxing authority of or in the United States or the Netherlands, including any of those actions specified in (1) above, whether or not such
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action was taken or brought with respect to the Company, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after May 16, 2024, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date.
However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (1) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (2) above, obligated to pay such Additional Amounts if a payment in respect of the 2032 Notes were then due and, at the time such notification of redemption is given, such circumstance remains in effect.
Prior to the publication of any notice of redemption pursuant to this section, in the case of a redemption for the reasons specified in (1) or (2) above, the Company will deliver to the Trustee under the Indenture:
(i)a certificate signed by one of the Company’s duly authorized officers stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right so to redeem have occurred, and
(ii)a written opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Company will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.
Such notice, once delivered by the Company to the Trustee, will be irrevocable.
19.The 2032 Notes are entitled to the benefits of an unconditional and irrevocable guarantee on an unsecured senior basis (the “Guarantee”) by the Parent Guarantor for the benefit of the Holders of the 2032 Notes.
20.The form of the 2032 Notes attached hereto as Annex A is hereby approved.
Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.
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IN WITNESS WHEREOF, we have hereunto signed our names this 30th day of May, 2024.

By:	/s/ Hans-Maarten van den Nouland
Name:	Hans-Maarten van den Nouland
Title:	Director
[Section 301 Officers’ Certificate – 2032 Notes]

Annex A

REGISTERED	REGISTERED
No. R-1	PRINCIPAL AMOUNT: €850,000,000
CUSIP NO.: N59340 AA2
ISIN NO.: XS2825485183
COMMON CODE: 282548518
MSD NETHERLANDS CAPITAL B.V.
3.250% NOTES DUE 2032
This Security is a Book-Entry Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, common depository for the accounts of Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Depository”). This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture and this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.
Unless this Certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of USB Nominees (UK) Limited or in such other name as is requested by an authorized representative of the Depository (and any payment hereon is made to USB Nominees (UK) Limited or to such other entity as is requested by an authorized representative of Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, USB Nominees (UK) Limited, has an interest herein.
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MSD Netherlands Capital B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, with its corporate seat (statutaire zetel) in Haarlem, The Netherlands, and its registered office at Waarderweg 39, 2031 BN Haarlem, The Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce (Kamer van Koophandel) under number 93598734 (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, as nominee for the Depository, or registered assigns, the principal sum of Eight Hundred Fifty Million Euros (€850,000,000) on May 30, 2032 (the “Stated Maturity”), and to pay interest thereon from and including May 30, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on May 30 of each year and at the Stated Maturity, commencing on May 30, 2025, at a rate per annum of 3.250%, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the interest rate specified above on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 preceding the next Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the “Paying Agent Office”), where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed Elavon Financial Services DAC as such Paying Agent, with the Paying Agent Office currently at Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, Ireland D18 W2X7. The Company will give prompt written notice to the Trustee of any change in such appointment.
Payment of the principal of (and premium, if any) and interest on this Security will be made in euros in immediately available funds upon surrender of such Security at the office of the Paying Agent in Dublin, Ireland. Payments of interest on any Security of this series (other than at the Stated Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.
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Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
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Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature page follows]
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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: May 30, 2024

MSD NETHERLANDS CAPITAL B.V.

By:
Name:
Title:

Attest:

Name:
Title:
[Signature Page to 2032 Global Note]

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Officer
[Signature Page to 2032 Global Note]

[REVERSE OF SECURITY]
MSD NETHERLANDS CAPITAL B.V.
3.250% NOTES DUE 2032
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 30, 2024, as amended and supplemented (herein called the “Indenture”), among the Company, Merck & Co., Inc., a New Jersey corporation (herein called the “Parent Guarantor”, which term includes any successor Person under the Indenture) and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Parent Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
The terms of the Securities include those stated in the Indenture and in the Officer’s Certificate dated May 30, 2024 (the “Officer’s Certificate”). This Security is subject to the terms in the Indenture and the Officer’s Certificate, and Holders are referred to the Indenture and the Officer’s Certificate for a statement of such terms. All terms used but not defined in this Security which are defined in the Indenture or in the Officer’s Certificate shall have the meanings assigned to them in the Indenture or Officer’s Certificate, as applicable.
This Security is one of the series designated on the face hereof. The aggregate principal amount of such series is €850,000,000.
This Security is entitled to the benefits of an unconditional and irrevocable guarantee (the “Guarantee”) by the Parent Guarantor for the benefit of the Holders.
The Company shall have the right from time to time, without the consent of the Holders of the Securities, to create and issue additional securities with the same terms and conditions as the Securities except for the issue date, issue price and the first payment of interest thereon (“Additional Securities”), provided that if the Additional Securities are not fungible with the previously outstanding Securities for U.S. federal income tax purposes, such Additional Securities will have a separate CUSIP, ISIN and Common Code. Additional Securities will be consolidated with and will form a single series with the previously outstanding Securities. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Officer or Officers. No Additional Securities may be issued if an Event of Default has occurred or is continuing with respect to the Securities.
If any Interest Payment Date, Stated Maturity or Redemption Date for the Securities is not a Business Day, the Company will make the payment for such Interest Payment Date, Stated Maturity or Redemption Date on the next Business Day, but the Company will not be liable for any additional interest as a result of the delay in payment.

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions are authorized or obligated by law or executive order to be closed in The City of New York, London or the Netherlands and, for any place of payment outside of The City of New York, London or the Netherlands, in such place of payment, and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.
With respect to the Securities, the Company will compute the amount of interest payable on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from (and including) the last date on which interest was paid on the Securities (or May 30, 2024, if no interest has been paid on the Securities) to (but excluding) the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
This Security is not subject to any sinking fund.
The Securities will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date (assuming the 2032 Notes matured on the Par Call Date (as defined below)) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 15 basis points, plus any interest accrued but not paid to, but excluding, the Redemption Date.
On or after February 29, 2032 (three months prior to the Stated Maturity of the Securities (the “Par Call Date”)), the Company may redeem the Securities in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, plus any interest accrued but not paid to, but excluding, the Redemption Date.
“Comparable Government Bond Rate” means, with respect to any Redemption Date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Securities to be redeemed, if they were to be purchased at such price on the third Business Day prior to the Redemption Date, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German federal government bond whose maturity is closest to the Stated Maturity of the Securities to be redeemed (assuming the Securities matured on the Par Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.
“Remaining Scheduled Payments” means, with respect to the Securities to be redeemed, the remaining scheduled payments of principal of and interest on the Security that would be due after the related Redemption Date but for the redemption. If that Redemption Date is not an Interest Payment Date with respect to a Security, the amount of the next succeeding scheduled interest payment on the Security will be reduced by the amount of interest accrued on the Security to the related Redemption Date.
Holders of Securities to be redeemed will receive notice thereof electronically or by first-class mail at least 10 and not more than 60 days before the Redemption Date. Subject to the following paragraph, once notice of redemption is delivered, the 2032 Notes called for redemption will become due and payable on the Redemption Date at the applicable Redemption Price, plus accrued and unpaid interest applicable to such 2032 Notes to, but excluding, the Redemption Date.
Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the date of redemption, or by the date of redemption as so delayed.
The principal amount of this Security remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.
If fewer than all of the Securities are to be redeemed, the Trustee will select the particular Securities or portions thereof for redemption from the outstanding Securities not previously called, pro rata or by lot, or in such other manner as the Company shall direct.
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.
The Securities are also subject to redemption if certain events occur involving United States and Dutch taxation, as described below.
All payments of principal and interest in respect of the Securities will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or the Netherlands or any political subdivision or taxing authority of or in the United States or the Netherlands (collectively, “Taxes”), unless such withholding or deduction is required by law.
In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Company will pay to the holder of any such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment received by the beneficial owner of such Security of principal of or interest or any other amount payable on the Securities (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such Note to be then due and payable before deduction or withholding for or on account of such Taxes.
However, the Company’s obligation to pay Additional Amounts shall not apply to:
(1)any Taxes which would not have been so imposed but for:
(a)the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States or the Netherlands, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or the Netherlands or being or having been engaged in a trade or business in the United States or the Netherlands or being or having been present in the United States or the Netherlands or having or having had a permanent establishment in the United States or the Netherlands;
(b)the failure of such holder or beneficial owner to comply with any certification, information or other reporting requirement, if compliance is required under United States or Dutch tax laws and regulations to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto); or
(c)such holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

(2)any Taxes imposed by reason of the holder or beneficial owner:
(a)owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock or the stock of the Parent Guarantor, as described in section 871(h)(3) of the Internal Revenue Code,
(b)being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code, or
(c)being a controlled foreign corporation with respect to the United States that is related to the Company or the Parent Guarantor by stock ownership;
(3)any Taxes which would not have been so imposed but for the presentation by the holder or beneficial owner of such Security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the Security is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Security on any date during such 30-day period;
(4)any estate, inheritance, gift, sales, excise, transfer, personal property, wealth or similar Taxes;
(5)any Taxes which are payable otherwise than by withholding from a payment on such Security;
(6)any Taxes which are payable by a holder that is not the beneficial owner of the Security, or a portion of the Security, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;
(7)any Taxes required to be withheld by any paying agent from any payment on any Security, if such payment can be made without such withholding by at least one other paying agent;
(8)any Taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions), any current or future Treasury regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Internal Revenue Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements or treaties (and any related legislation, rules, or official administrative practices) implementing the foregoing;

(9)any U.S. federal backup withholding Taxes imposed pursuant to Section 3406 of the Internal Revenue Code;
(10)any Taxes imposed under or in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) as amended from time to time; or
(11)any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).
For purposes of this section, the acquisition, ownership, disposition, enforcement, or holding of or the receipt of any payment with respect to a Security will not constitute a connection (i) between the holder or beneficial owner and the United States or the Netherlands or (ii) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States or the Netherlands.
Any reference in the Securities or Indenture to principal or interest or other payment on the Securities shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.
The Company will pay all stamp and other duties, if any, which may be imposed by the United States or the Netherlands, or any political subdivision thereof or taxing authority therein with respect to the issuance of the Securities pursuant to this offering.
Except as specifically provided in the Securities, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in the United States or the Netherlands.
The Securities may be redeemed at the Company’s option, in whole but not in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, together with interest accrued and unpaid to, but excluding, the Redemption Date, at any time, on giving not less than 10 nor more than 60 days’ notice, if
(1)the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or the Netherlands or any political subdivision or any taxing authority of or in the United States or the Netherlands affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after May 16, 2024, or
(2)any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or the Netherlands or any political subdivision or taxing authority of or in the United States or the Netherlands, including any of those actions specified in (1) above, whether or not such action was taken or brought with respect to the Company, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after May 16, 2024, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date.
However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (1) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (2) above, obligated to pay such Additional Amounts if a payment in respect of the Securities were then due and, at the time such notification of redemption is given, such circumstance remains in effect.
Prior to the publication of any notice of redemption pursuant to this section, in the case of a redemption for the reasons specified in (1) or (2) above, the Company will deliver to the Trustee under the Indenture:
(i)a certificate signed by one of the Company’s duly authorized officers stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right so to redeem have occurred, and
(ii)a written opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Company will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.
Such notice, once delivered by the Company to the Trustee, will be irrevocable.
All payments of interest and principal, including payments made upon any redemption of the Securities, will be payable in euros. If, on or after May 16, 2024, the euro is unavailable to the Company or the Parent Guarantor due to the imposition of exchange controls or other circumstances beyond the Company’s or the Parent Guarantor’s control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities and the Guarantee will be made in U.S. dollars until the euro is again available to the Company or the Parent Guarantor, as applicable, or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euros, as determined by the Company or the Parent Guarantor, as applicable, in the Company’s or the Parent Guarantor’s sole discretion. Any payment in respect of the Securities or the Guarantee so made in U.S. dollars will not constitute an Event of Default under the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for effecting such currency conversions.
In addition to the Events of Default listed in Section 501 of the Indenture, for the Securities, there will be an Event of Default where the Company defaults in the payment of

Additional Amounts on the Securities within 30 days after such payment is due. If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The provisions on defeasance and covenant defeasance in Article Thirteen of the Indenture shall apply to the Securities. However, for the Securities, any reference to “money” shall be replaced by “money (in euros)” and any reference to “U.S. Government Obligations” shall be replaced by “Federal Republic of Germany Obligations” in that Article Thirteen.
“Federal Republic of Germany obligations” means (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Parent Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Parent Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Parent Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Parent Guarantor, the Trustee and any agent of the Company, the Parent Guarantor or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Parent Guarantor, the Trustee and any such agent shall be affected by notice to the contrary.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE TO CONFLICT OF LAWS PRINCIPLES THEREOF.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by the entireties

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Postal Zip Code, of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:

Signature Guaranteed

—————————————————	—————————————————
NOTICE: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.
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